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                                                                   EXHIBIT 23.2





              INFORMATION REGARDING CONSENT OF ARTHUR ANDERSON LLP

         Section 11(a) of the Securities Act of 1933, as amended (Securities
Act), provides that if part of a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

         In 2002, Arthur Anderson LLP (Anderson) ceased practicing before the Securities and Exchange Commission (Commission), as a result, we have been unable to obtain Anderson's written consent to the incorporation by reference into the Company's previously filed Registration Statements on Form S-3 (Nos. 333-110103, 333-108658, 333-105814, 333-102587, 333-64444, 333-64432,
333-60966, 333-53108, 333-51388, 333-42852, 333-38710, 333-37180, 333-92855,
333-73009, 333-52331, 333-37585) and Form S-8 (Nos. 333-106427, 333-54246,
333-30345, 333-30321) of Anderson's audit report with respect to Spectrum Pharmaceuticals, Inc.'s consolidated financial statements as of December 31, 2001 and for the year ended December 31, 2001. Under these circumstances, Rule 437a under the Securities Act permits us to file this Annual Report on Form 10-K, which is incorporated by reference into the Registration Statements, without a written consent from Anderson. As a result, with respect to transactions in our securities pursuant to the Registration Statements that occur subsequent to the date this Annual Report on Form 10-K is filed with the Commission, Anderson will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Anderson or any omissions of a material fact required to be stated therein. Accordingly, you would be unable to assert a claim against Anderson under Section 11(a) of the Securities Act.